                                                      Exhibit 4.7



     Agreement and Declaration of Trust made as of this 14th  day of  December,  1995,  by  and between Amoco  Fabrics  and  Fibers

Company, a Delaware corporation, and BANKERS TRUST COMPANY, a New

York banking corporation.



                       W I T N E S S E T H:



     WHEREAS,   Amoco  Fabrics  and  Fibers  Company  wishes   to

establish  a master trust to serve as a funding medium for  Amoco

Fabrics  and  Fibers  Company Hourly 401(k) Savings  Plan,  Amoco

Fabrics  and  Fibers Company Salaried 401(k)  Savings  Plan,  and

other eligible employee benefit plans of Amoco Fabrics and Fibers

Company and its subsidiaries and affiliates, and

     WHEREAS, Bankers Trust Company is willing to act as  trustee of  such  trust upon all of the terms and conditions  hereinafter set forth.

     NOW,  THEREFORE,  Amoco  Fabrics  and  Fibers  Company   and

Bankers  Trust  Company  declare and  agree  that  Bankers  Trust

Company  wilI receive, hold and administer all sums of money  and such  other property acceptable to Bankers Trust Company as shall from  time  to  time  be contributed, paid  or  delivered  to  it hereunder,  IN  TRUST,  upon  all  of  the  following  terms  and conditions:



                          ARTICLE I

                     Title-Purpose-Policy-Effect

     1.1.  Name. The master trust established hereunder shall  be known as the Amoco Fabrics and Fibers Company Master Trust and is

sometimes    hereinafter   referred    to    as    the    "Trust"



     1.2  Definitions.  Where used in this Agreement and Declaration of Trust, unless the context otherwise requires or unless

       otherwise expressly provided:

          (b) "Account Party" shall mean the Person designated by the Company to represent the Company for this prupose, the Named Fiduciary and any Person to whom the Trustee shall be instructed by the Named Fiduciary to deliver its annual or other periodic account under Section 8.2 or Section 8.3, except, that with respect to any filings, notices, reports or accountings required to be given under the General Trust, "Account Party" shall be limited to that officer designated herein to represent the Company.

     (c) "Accounting Period" shall mean either the twelve consecutive month period conincident with the calendar year or, if different, the common fiscal year of the Participating Plans or the shorter period in any year in which the Trustee accepts apointment as Trustee hereunder or, with respect to any Participating Plan or Plans, ceases to act as Trustee for any reason.

     (d) "Administrative Committee" shall mean, with respect to each Participating Plan, the Committee or other Person responsible for benefit administration under such Participating Plan, including any representative (designated in writing as such) or designee thereof authoirzed to act on behalf of such Committee.

     (e) "Agreement" shall mean all of the provisions of this instrument and of all other written instruments amendatory hereof.

     (f) "Asset Manager" shall mean the Trustee (other than for purposes of Article VI), Named Fiduciary or Investment Manager, individually or colletively as the context shall require, with respect to those assets held in any Investment Fund established hereunder over which it exercises, or to the extent it is authorized to exercise, discretionary investment authority or control.

     (g) "Bank business day" shall mean a day on which the Trustee is open for business.

     (h)  "Bankers" shall mean Bankers Trust Company.

     (i) "Board of Directors" shall mean the board of directors of the Company.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.
     (k) "Common Stock Fund" shall mean an Investment Fund consisting of common stock of the Company.
(l) "Company" shall mean Amoco Fabrics and Fibers Company or any successor thereto.
(m)  "Company Stock" shall mean the common stock of Amoco
Corporation.
(n) "Directed Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary management and control of the Named Fiduciary or any Investment Manager, other than the Trustee.
(o) "Discretionary Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary management and control of the Trustee.
(p)  "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time.
(q) "General Trust" shall mean the BT Pyramid Trust created by Bankers Trust Company under Declaration of Trust effective June
30, 1991, as heretofore or hereafter amended.
(r)  "Insurance Contract" shall mean any contract or policy
(including any annuity contract) of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company.
(s) "Investment Fund" shall mean each pool of assets established for investment purposes pursuant to Section 5.1 in the Trust in which one or more Participating Plans has an interest during an Accounting Period. The term shall also include for all purposes hereof any sub-fund or account into which an Investment Fund shall be divided from time to time at the direction of the Named Fiduciary.
(t) "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of Section 3(38) of ERISA.
(u) "Investment Vehicle" shall mean any common, collective or commingled trust (other than the General Trust or an Investment
Fund), investment company, corporation functioning as an investment intermediary, Insurance Contract. partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of an Investment Fund within the Trust may be transferred or in which the Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "plan assets" for any purpose under ERISA).
(v) "Master Fund" shall mean all cash and other property contributed, paid or delivered to the Trustee hereunder, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein. The Master Fund shall include each Investment Fund and all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Master Fund's investment therein', be deemed to include any assets of such Investment Vehicle.
(w) "Named Fiduciary" shall mean the Person or its designee with respect to a Participating Plan, who, within the meaning of
Section 402(a)(2), 402(c)(3) or 403(a)(1) of ERISA, has the
authority to perform the separate functions allocated to that "Named Fiduciary" under this Agreement. Unless otherwise specifically provided to the contrary, the Named Fiduciary shall mean the Administrative Committee appointed pursuant to the Participating Plans.
(x) "Participating Plan" shall mean any employee benefit plan which meets the requirements for eligibility specified in Section
2.1. [All Participating Plans are listed on Appendix A attached hereto.]
(y) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer acting in an individual, fiduciary or representative capacity, as the context may require.
(z)  "Section" shall mean any Section of this Agreement.
     (aa) "Share" shall mean the interest of any Participating
Plan in the Master Fund, and where appropriate any Investment
Fund, the accounting for which will be maintained by the Trustee in a manner agreed upon between the Company and the Trustee and may be expressed in "units".
      (bb) "Trustee" shall mean Bankers Trust Company, as Trustee of the Trust.
      (cc) "Valuation Date" shall mean the last day of the Accounting Period, calendar quarter or any more frequent date for reporting and/or investment purposes agreed to by the Trustee.

     The  plural  of  any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein  shall include the masculine or feminine, as  the  context may require.

     1.3.  Purpose. The Trust is established to fund the benefits payable  to  participants  and  their  beneficiaries  under  each

Participating Plan.

     1.4  Exclusive Benefit. Except as may otherwise be permitted by  law and the terms of the Participating Plan, at no time prior

to   the   satisfaction  of  all  liabilities  with  respect   to

participants and their beneficiaries under any Participating Plan shall  any part of the Share of such Participating Plan  be  used for,  or  diverted to, any purposes other than for the  exclusive benefit  of  such participants and their beneficiaries,  and  for defraying the reasonable expenses of administering such Plan.  No provision herein designed to provide for the pooling of assets of

Participating Plans for investment purposes shall  be  deemed  or construed  to  authorize the utilization of  the  assets  of  any

Participating  Plan to discharge the obligations and  liabilities of any other Plan.

     1.5.  Effect.  All  Persons at any time  interested  in  any

Participating  Plan  shall be bound by  the  provisions  of  this

Agreement  and,  in  the  event  of  any  conflict  between  this

Agreement  and  the  provisions of a Participating  Plan  or  any instrument or agreement forming part of such Plan other than this

Agreement, the provisions of this Agreement shall control

     1.6.  Domestic  Trust  The  Trust  shall  at  all  times  be maintained as a domestic trust in the United States

     1.7. Trustee Not Responsible for Enforcing Contributions  or

for  Sufficiency.  The Trustee shall have no  responsibility  for enforcing payment of any contribution to any Participating  Plan,

for  the  timing  or amount thereof, or for the adequacy  of  the

Master   Fund   or   the  funding  standards  adopted   for   any

Participating  Plan  to meet or discharge any  pension  or  other liabilities of such Plan.



                          ARTICLE II

                          Participation

     2.1.  Eligibility. Any employee benefit plan established  by the  Company, or a subsidiary or an affiliate of the Company, may be funded, in whole or in part, through the Trust if (i) the plan is qualified under Section 401 (a) of the Code, (ii) the Trust is exempt from taxation under Section 501(a) of the Code, and  (iii)

this  Agreement has been duly adopted as the trust under the Plan by  the  Board  of Directors or by the board of  directors  of  a subsidiary or affiliate of the Company and, in the case  of  such subsidiary or affiliate, the Company has consented thereto.

     2.2.  Effect on Adopting Company. When the Master Trust  has

been  adopted by any subsidiary or affiliate of the Company, such

subsidiary   or  affiliate  shall  be  bound  by  the  decisions,

instructions,  actions  and  directions  of  the   Company,   the

Administrative  Committee  or  the  Named  Fiduciary   under   or

affecting  this  Agreement,  and  the  Trustee  shall  be   fully

protected  by  the Company and such subsidiary  or  affiliate  in relying  upon the decisions, instructions, actions and directions of  the  Company,  the  Administrative  Committee  or  the  Named

Fiduciary. Except as may be hereafter specifically provided,  the

Trustee shall not be required to give notice to or to obtain  the consent of any subsidiary or affiliate with respect to any action to  be  taken by the Trustee pursuant to this Agreement, and  the

Company  shall have the sole authority to enforce this  Agreement on behalf of any subsidiary or affiliate.

     2.3.  Shares. The Trustee shall maintain a separate  account and  such sub-accounts as it and the Company shall deem advisable to  reflect the Share of each Participating Plan, or part thereof

The  Named  Fiduciary  shall provide  the  Trustee  with  current information in order that the Trustee may determine such  Shares.

An Investment Fund may be divided into such one or more sub-funds or  accounts or described in a different manner on any books kept or  reports rendered by the Trustee without in any way  affecting

the   duties  or  responsibilities  of  the  Trustee  under   the

provisions  of  this Agreement; provided, however the  books  and records  of the Trustee shall at all times be maintained so  that the interest of each Participating Plan may be determined.

     2.4.  Valuations. The Trustee shall determine the  value  of the assets of the Master Fund and each Investment Fund as of each

Valuation Date. Except in the case of an Investment Fund in which amortized cost is the valuation method designated, assets will be valued  at  their market values at the close of business  on  the

Valuation  Date,  or,  in  the absence of  readily  ascertainable market  values, at such values as the Trustee shall determine  in accordance  with  methods  consistently  followed  and  uniformly

applied.   Anything   in   this   Agreement   to   the   contrary

notwithstanding, with respect to assets constituting  part  of  a

Directed  Fund,  the Trustee may rely for all  purposes  of  this

Agreement  on  the  latest valuation and transaction  information submitted  to it by the Person responsible for the investment  of such assets even if such information predates the Valuation Date.

The Named Fiduciary will cause such Person to provide the Trustee with  all  information  needed by the Trustee  to  discharge  its obligations  to  value  such assets and  to  account  under  this

Agreement.

     2.5.  Participant  Records and Accounts. The  Trustee  shall maintain separate accounts for each Participant to which shall be credited  units of participation in the Master Fund in accordance with  the provisions of the Participating Plan. The Trustee shall render a statement to each Participant at least annually, or more often  if  requested  by  the Committee.  with  respect  to  such accounts in accordance with the Plan. The Committee shall  direct the  Trustee  as  to  the names of Participants,  the  respective contributions  to  be  credited  to  the  account  of  each,  the

directions    of    Participants,    beneficiaries    or    legal

representatives,  and  other  data required  by  the  Trustee  to maintain  a record of the accounts of Participants, to  determine the amounts to be invested in the respective Investment Fund, and

to   make  distributions  therefrom.  The  Trustee  may  rely  on

directions   received   by  facsimile  transmission,   or   other

teleprocess or electronic transmission acceptable to it and which it  believes  in good faith to have been given by  an  authorized person  or  persons.  The  Trustee may  rely  absolutely  on  all directions by the Committee. The Trustee shall be under  no  duty or  obligation  to  question  such direction  or  to  verify  the accuracy  of  such direction by reference to to  records  of  the

Company or Committee.

     The  undertaking  of the foregoing administrative  functions by  the  Trustee is neither intended to nor shall be inferred  to confer  any  other  power  or  responsibility,  discretionary  or otherwise, upon the Trustee, or upon any employee of the  Trustee with  respect to the administration of the Participating Plan  by

the   Administrative   Committee,  the   determination   of   any

Participants  rights  thereunder,  or  the  investment   of   any

Participant's account by an Investment Manager.



                          ARTICLE III

                  Administration of Participating Plans

     3.1.   Payment  of  Benefits.  On  the  direction   of   the

Administrative Committee, the Trustee shall pay moneys out of the share  of a Participating Plan directly to or for the benefit  of participants  in  such  Plan and their beneficiaries,  or  to  an insurance company to provide for the payment of such benefits  by the  purchase  of  an  Insurance Contract,  or  to  a  paying  or disbursing agent (which may be the Administrative Committee). Any assets  disbursed  or paid over by the Trustee pursuant  to  this

Section 3.1 shall no longer be part of the Master Fund.

     3.2.  Reliance  on Administrative Committee. Any  directions

pursuant   to  Section  3.1  may,  but  need  not.  specify   the

application  to be made of moneys so ordered. The  Trustee  shall charge such transfer against the Share of such one or more of the

Participating Plans as the Administrative Committee shall direct.

Each  direction to the Trustee under Section 3.1 shall constitute

a   certification  by  the  Administrative  Committee  that  such direction is in accordance with applicable law, the terms of  any relevant Participating Plan and the terms of this Agreement,  and the Trustee shall have no duty to make any independent inquiry or investigation as to any of the foregoing before acting upon  such direction, or to see to the application of any moneys paid over.

     3.3.  Trustee  Not Responsible for Plan Administration.  The

Trustee  shall  not  be  responsible  under  this  Agreement,  or otherwise,  in any way respecting the determination, computation,

payment  or  application of any benefit,  for  the  form,  terms,

payment  provisions or issuer of any Insurance Contract which  it is  directed  to purchase to provide for the payment of  benefits under  any Participating Plan, for performing any functions under any  such Insurance Contract which it may be directed to purchase and/or  hold  as  contract  holder  thereunder  (other  than  the execution  of  any documents incidental thereto and  transfer  or receipt  of funds thereunder), or for any other matter  affecting the administration of a Participating Plan, by the Company or the

Administrative  Committee  or  any  other  Person  to  whom  such responsibility is allocated or delegated pursuant to the terms of the Participating Plan.



                          ARTICLE IV

                     Investment of Trust Assets

     4.1.   Asset  Managers.  Discretionary  authority  for   the

management  and  control of assets of a Participating  Plan  from time  to  time held in the Master Fund may be retained, allocated or  delegated. as the case may be, for one or more  purposes,  to and  among  the  Asset Managers by the Named  Fiduciary,  in  its absolute  discretion.  The terms and conditions  of  appointment,

authority  and retention of any Asset Manager shall be  the  sole responsibility of the Named Fiduciary. The Named Fiduciary  shall promptly  notify  the Trustee in writing of  the  appointment  or removal  of an Asset Manager. Any notice of appointment  pursuant to  this  Section  4.1  shall  constitute  a  representation  and warranty  that the Asset Manager has been appointed in accordance with the provisions of the, Participating Plan and that any Asset

Manager  (other  than the Trustee or the Named Fiduciary)  is  an

Investment Manager.

     4.2.  Investment  Discretion. Subject to  Section  5.1,  the

assets  of  the  Trust shall be invested and reinvested,  without distinction between principal and income, at such time  or  times in such investments and pursuant to such investment strategies or courses  of  action  and in such shares and proportions,  as  the

Asset Managers, in their sole discretion, shall deem advisable.

     4.3.  Limitations on Investment Discretion. In  addition  to the  limitations imposed by Section 5.1, the Named Fiduciary  may limit,  restrict or impose guidelines affecting the  exercise  of the  discretion hereinabove conferred on any Asset  Manager.  Any

limitations,  restrictions  or  guidelines  applicable   to   the

Trustee,  as Asset Manager, shall be communicated in  writing  to the  Trustee.  The  Trustee  shall have  no  responsibility  with

respect  to  the  formulation  of  any  funding  policy  or   any

investment  or  diversification policies  embodied  therein.  The

Named  Fiduciary  shall  be responsible  for  communicating,  and monitoring adherence to, any limitations or guidelines imposed on any  other  Asset Manager by Section 5.1 or Section  7.3  or  the guidelines described above.

     4.4.   Responsibility   for   Diversification.   The   Named

Fiduciary    shall    be   responsible   for   determining    the

diversification  policy (if required) of  the  Master  Fund,  for monitoring  adherence by the Asset Managers to such  policy,  and for  advising  the Asset Managers with respect to limitations  on employer  or  other  securities  or  property  contained  in  any

Participating Plan or imposed on such Plan by applicable  law  or by the Named Fiduciary.



                         ARTICLE V

                Investment Funds Within the Master Fund

     5.1.  Participating investment Funds. At  the  direction  of the  Named Fiduciary, the interest of a Participating Plan in the

Master Fund may be allocated and held and invested in one or more

Investment Funds established hereunder by the Named Fiduciary  as required or permitted by the terms of each Participating Plan. As of the date hereof, the Master Fund shall be hold and invested in the  Investment  Funds  listed  and  described  in  [Appendix  B]

attached hereto. The Named Fiduciary, to the extent permitted  by a  Participating Plan, may establish additional Investment Funds,

or  freeze, terminate or modify the description of any Investment

Fund.  The  determination of the Named Fiduciary  of  investments eligible for inclusion in any Investment Fund shall be conclusive and binding on all Persons interested in the Participating Plans.

Such  Investment Funds shall include. where applicable, a  Common

Stock  Fund which shall consist of Company Stock. The  income  of each  Investment Fund shall be accumulated and invested  in  such

Fund.  To  the  extent that any cash shall be  allocated  to  the

Common  Stock  Fund,  the  Trustee shall regularly  purchase  the

Company  Stock  on the open market or, if the Plan  so  provides,

from the Company or in private transactions, in accordance with a non-discretionary purchasing program.

     The  Trustee shall have no authority or obligation to invest or  reinvest  cash balances of any Directed Fund in  the  General

Trust or otherwise pursuant to this Agreement unless and until it receives  appropriate  directions from the  Asset  Manager.  Cash balances  (including interim investment thereof)  in  the  Common

Stock  Fund shall be limited to the administrative needs of  such

Investment Fund. For the purpose of this Section 5.1 and  Section

5.2., "administrative needs" shall mean needs consistent with the

Trustee's  implementation  of  the  regular  purchasing   program

described herein, anticipated distributions and withdrawals  from such Investment Fund, and transfers among the Investment Funds at the election of participants. Any investment limitation affecting

Company  securities shall not be applicable  to  the  extent  any

Investment Fund is invested in units of the General Trust.

     5.2.   The   Company   Stock   Fund.   Notwithstanding   the

unrestricted  powers conferred on the Trustee in this  Agreement,

the  Trustee shall purchase and retain the Company Stock  in  the

Common  Stock Fund regardless of market fluctuations and, subject to  Article XVI, the Trustee shall sell such stock only  to  meet administrative needs of the Participating Plan. The Company shall

undertake   the  responsibility  to  inform  Participating   Plan

participants of the unique nature of the Common Stock Fund.



                          ARTICLE VI

                   Responsibility for Directed Funds

     6.1.   Responsibility   for   Selection   of   Agents.   All

transactions  of  any kind or nature in or from a  Directed  Fund shall  be made upon such terms and conditions and from or through such  brokers,  dealers and principals and other  agents  as  the

Asset  Manager  shall  direct.  No  such  transactions  shall  be executed  through the facilities of the Trustee except where  the

Trustee  shall  make  available its  facilities  solely  for  the purpose  of  temporary investment of cash reserves of a  Directed

Fund. However, nothing in the preceding sentence shall confer any authority  upon  the Trustee to invest the cash balances  of  any

Directed  Fund unless and until it receives directions  from  the

Asset Manager.

     6.2.  Trustee  Not Responsible for Investments  in  Directed

Funds. The Trustee shall be under no duty or obligation to review or  to  question any direction of any Asset Manager, or to review securities or any other property held in any Directed  Fund  with respect to prudence or proper diversification or compliance  with any  limitation  on  the  Asset  Managers  authority  under  this

Agreement  or  the terms of a Participating Plan,  any  agreement entered  into between the Company or the Named Fiduciary and  the

Asset  Manager  or  imposed by applicable law,  or  to  make  any suggestions or recommendation to the Company, the Named Fiduciary or  the Asset Manager with respect to the retention or investment of  any  assets of any Directed Fund, and shall have no authority to  take  any  action or to refrain from taking any  action  with respect  to any asset of a Directed Fund unless and until  it  is directed to do so by the Asset Manager.

     6.3.   Investment  Vehicles.  Any  Investment  Vehicle,   or

interest therein, acquired by or transferred to the Trustee  upon the  directions  of  the Asset Manager shall be  allocated  to  a

designated   Directed   Fund,  and  the  Trustee's   duties   and

responsibilities under this Agreement shall not be  increased  or otherwise  affected  thereby. The Trustee  shall  be  responsible solely  for the safekeeping of the physical evidence, if any,  of the  Trust's  ownership of or interest or participation  in  such

Investment Vehicle.

     6.4.  Reliance  on  Asset Manager .  The  Trustee  shall  be required  under  this Agreement to execute documents,  to  settle transactions, to take action on behalf of or in the name  of  the

Trust  and to make and receive payments on the direction  of  the

Asset   Manager.  Any  direction  of  the  Asset  Manager   shall

constitute   a  certification  to  the  Trustee  (i)   that   the

transaction  will  not constitute a prohibited transaction  under

ERISA  or the Code, (ii) that the investment is authorized  under the  terms  of  this  Agreement and any other  agreement  or  law affecting the Asset Manager's authority to deal with the Directed

Fund,   (iii)  that  any  contract.  agency,  joinder,  adoption,

participation or partnership agreement, deed. assignment or other document  of any kind which the Trustee is requested or  required to execute to effectuate the transaction has been reviewed by the

Asset  Manager and, to the extent it deems advisable and prudent,

its  counsel, (iv) that such instrument or document is in  proper form  for  execution by the Trustee, (v) that, where appropriate,

insurance protecting the Trust against loss or liability has been or  will be maintained in the name of or for the benefit  of  the

Trustee, and (vi) that all other acts to perfect and protect  the

Trust's  rights have been taken, and the Trustee  shall  have  no duty  to make any independent inquiry or investigation as to  any of  the foregoing before acting upon such direction. In addition,

the  Trustee  shall not be liable for the default of  any  Person with  respect  to any Investment Vehicle or any investment  in  a

Directed Fund or for the form, genuineness, validity, sufficiency or effect of any document executed by, delivered to or held by it for  any Directed Fund on account of such investment, or if,  for any  reason  (other than the negligence or willful misconduct  of the Trustee) any rights of the Trust therein shall lapse or shall become unenforceable or worthless.

     6.5.  Merger  of  Funds.  The Trustee  shall  not  have  any discretionary  responsibility or authority to manage  or  control any asset held in a Directed Fund upon the resignation or removal of  an  Asset  Manager unless and until it has been  notified  in writing by the Named Fiduciary that the Asset Manager's authority has  terminated and that such Directed Fund's assets  are  to  be integrated with the Discretionary Fund. Such notice shall not  be deemed  effective until two bank business days after it has  been received by the Trustee. The Trustee shall not be liable for  any losses  to the Master Fund resulting from the disposition of  any investment made by the Asset Manager or for the retention of  any illiquid  or unmarketable investment or any investment  which  is not  widely  publicly  traded or for the  holding  of  any  other investment acquired by the Asset Manager if the Trustee is unable to dispose of such investment because of any restrictions imposed by  the Securities Act of 1933 or other Federal or state law,  or if an orderly liquidation of such investment is impractical under

prevailing  conditions,  or  for  failure  to  comply  with   any

investment limitations imposed pursuant to Section 4.3 or 5.1, or for  any  other  violation of the terms of  this  Agreement,  the

Participating Plans or applicable law as a result of the addition of Directed Fund assets to the Discretionary Fund.

     6.6. Notification of Named Fiduciary in Event of Breach.  If

the  Trustee  has  knowledge of a breach committed  by  an  Asset

Manager,  it  shall notify the Named Fiduciary thereof,  and  the

Named  Fiduciary  shall thereafter assume full responsibility  to all  Persons interested in the Participating Plans to remedy such breach.

     6.7.   Definition   of   Knowledge.   The   parties   hereto

acknowledge  that while the Trustee will perform  certain  duties

(such   as   custodial,  reporting,  recording,   valuation   and

bookkeeping  functions)  with respect  to  Directed  Funds,  such duties  will  not  involve  the  exercise  of  any  discretionary authority  to manage or control the assets of the Directed  Funds and will be the responsibility of officers or other employees  of the  Trustee  who are unfamiliar with and have no  responsibility for  investment management Therefore, in the event that knowledge of the Trustee shall be a prerequisite to imposing a duty upon or to  determining liability of the Trustee under this Agreement  or any statute regulating the conduct of the Trustee with respect to such  Directed Funds or relieving the Company of its undertakings under  Section  16.2,  the Trustee will not  be  deemed  to  have knowledge of, or to have participated in, any act or omission  of an  Asset Manager involving the investment of assets allocated to the  Directed Funds as a result of the receipt and processing  of information in the course of performing such duties.

     6.8.  Duty to Enforce Claims The Trustee shall have no  duty to  commence or maintain any action, suit or legal proceeding  on behalf  of  the  Trust  on  account of  or  growing  out  of  any investment made in or for a Directed Fund unless the Trustee  has been  directed  to  do  so  by the Asset  Manager  or  the  Named

Fiduciary and unless the Trustee is either in possession of funds sufficient  for  such  purpose or has  been  indemnified  to  its satisfaction  for  counsel fees, costs  and  other  expenses  and liabilities  to which it, in its sole judgment. may be  subjected

by   beginning  or  maintaining  such  action,  suit   or   legal

proceeding.

     6.9.  Restrictions  on  Transfer. Nothing  herein  shall  be deemed  to  empower any Asset Manager to direct  the  Trustee  to transfer  any  asset  of a Directed Fund  to  itself  except  for purposes enumerated in paragraph (j), (l) or (m) of Section 7.1.



                         ARTICLE VII

                     Powers of Asset Managers

     7.1.  General Powers. Without in any way limiting the powers and  discretions conferred upon any Asset Manager  by  the  other provisions of this Agreement or by law, each Asset Manager  shall be  vested with the following powers and discretions with respect to the assets of the Trust subject to its management and control,

and,  upon the directions of to Asset Manager of a Directed Fund,

the  Trustee shall make, execute, acknowledge and deliver any and all  documents of transfer and conveyance and any and  all  other instruments  that may be necessary or appropriate to enable  such

Asset Manager to carry out such powers and discretions:

         (a)  to  sell,  exchange, convey, transfer or  otherwise

dispose of any property by private contract or at public auction,

and  no  person dealing with the Asset Manager shall be bound  to see  to the application of the purchase money or to inquire  into the  validity, expediency or propriety of any such sale or  other disposition;

         (b)  to  enter  into  contracts or to  make  commitments

either  alone  or  in  company with others  to  sell  or  acquire property;

         (c) to purchase or sell, write or issue, puts, calls  or

other  options,  covered or uncovered. to  enter  into  financial

futures   contracts,  forward  placement  contracts  and  standby

contracts.  and  in  connection therewith, to deposit,  hold  (or direct  Bankers,  as  Trustee or in its individual  capacity,  to deposit or hold) or pledge assets of the Master Fund;

         (d)  to purchase part interests in real property  or  in

mortgages  on real property, wherever such real property  may  be situated;

         (e)  to  lease to others for any term without regard  to

the  duration of the Trust any real property or part interest  in real property;

         (f)  to  delegate to a manager or the holder or  holders

of  a  majority interest in any real property or mortgage on real property or in any oil, mineral or gas properties, the management and operation of any part interest in such property or properties

(including the authority to sell such part interests or otherwise carry  out the decisions of such manager or the holder or holders of such majority interest);

         (g)  to  vote upon any stocks, bonds or other securities

(but  subject to the suspension of any voting rights as a  result of  any broker loan or similar agreement and subject further with respect to the voting of Company Stock, to the provisions of  any

Participating Plan); to give general or special proxies or powers of  attorney  with or without power of substitution; to  exercise any  conversion privileges, subscription rights or other  options and  to  make any payments incidental thereto; to consent  to  or otherwise  participate  in  corporate  reorganizations  or  other

changes   affecting   corporate  securities   and   to   delegate

discretionary  powers and to pay any assessments  or  charges  in connection therewith; and generally to exercise any of the powers of  an  owner with respect to stocks, bonds, securities or  other property;

         (h)  to  organize  corporations under the  laws  of  any

state  for the purpose of acquiring or holding title to  property

(or,  in  the case of a Directed Fund, to direct the  Trustee  to organize  such  corporations or to appoint an  ancillary  trustee acceptable to the Trustee for such purpose),

         (i)  to  invest  in  a  fund consisting  of  securities.

issued  by corporations and selected and retained solely  because of  their  inclusion  in, and in accordance  with,  one  or  more commonly  used indices of such securities, with the objective  of providing  investment results for the fund which approximate  the overall performance of such designated index;



         (j)  to  enter  into any partnership, as  a  general  or

limited partner, or joint venture;

         (k)  to  purchase  units or certificates  issued  by  an

investment company or pooled trust or comparable entity;

         (l)to transfer money or other property to an insurance

company issuing an Insurance Contract;

         (m)  to  transfer assets of a Discretionary or  Directed

Fund to a common, collective or commingled trust fund exempt from tax under the Code maintained by an Asset Manager or an affiliate of  an  Asset Manager or by another trustee who is designated  by the  Named Fiduciary, to be hold and invested subject to  all  of the  terms and conditions thereof, and such trust shall be deemed adopted as part of the Trust and the Participating Plans  to  the extent  that assets of the Trust are invested therein;  provided,

however,  that any transfer from a Directed Fund to  the  General

Trust may be made only with the prior approval of the Trustee and shall be invested only in one or more short term investment funds or  other  special purpose funds established from  time  to  time thereunder; and

         (n)  to  be  reimbursed  for the  expenses  incurred  in

exercising  any of the foregoing powers or to pay the  reasonable expenses  incurred  by  any agent, manager or  trustee  appointed pursuant hereto.

     7.2.  Additional Powers of Trustee. In addition, the Trustee is hereby authorized:

         (a)  to register any securities held in the Master  Fund

in  its  own  name or in the name of a nominee and  to  hold  any

securities   in   bearer   form,  and  to  combine   certificates

representing such securities with certificates of the same  issue

held   by  the  Trustee  in  other  fiduciary  or  representative capacities or as agent for customers, or to deposit or to arrange for  the  deposit  of  such securities in any  qualified  central depository even though, when so deposited, such securities may be merged  and  held  in  bulk in the name of the  nominee  of  such depository  with  other  securities deposited  therein  by  other depositors,  or  to  deposit or arrange for the  deposit  of  any securities issued by the United States Government, or any  agency or  instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Master Fund;

         (b)   to   employ  suitable  agents,  depositories   and

counsel,  domestic  or  foreign, and to charge  their  reasonable expenses and compensation against the Master Fund, and to  confer upon any such depository the powers conferred upon the Trustee by paragraph (a) of this Section 7.2 as well as the power to appoint subagents and depositories, wherever situated, in connection with the retention of securities or other property;

         (c)  to borrow money from any source as may be necessary

or  advisable  to effectuate the purposes of the  Trust  on  such terms  and conditions as the Trustee, in its absolute discretion,

may deem advisable;

         (d)  to  deposit any funds of the Trust in  accounts  or

savings  certificates, which bear a reasonable rate of  interest,

issued  or  maintained by Bankers Trust Company, in its  separate corporate  capacity, or in any other institution affiliated  with

Bankers Trust Company;

         (e)  to  compromise, compound, submit to arbitration  or

settle  any  debt  or obligation owing to or  from  or  otherwise adjust  all  claims in favor of or against the Master Fund  other than  claims solely affecting the right of any Person to benefits under  a  Participating Plan; to reduce or increase the  rate  of interest  or extend, or otherwise modify, foreclose upon default.

or enforce any such debt or obligation; to sue or defend suits or legal  proceedings to protect any interest in the  Trust  and  to represent  the  Trust in all suits or legal  proceedings  in  any

court  or  before  any  other  administrative  agency,  body   or

tribunal;

         (f)to make any distribution or transfer of assets as of

a Valuation Date authorized under Article X or X1 or to

effectuate participants' rights under a Participating Plan in cash or in kind, or partly in cash or kind, and, in furtherance thereof, to value such assets, which valuation shall be

conclusive and binding on all Persons;

         (g)  upon  the  direction  of the  Named  Fiduciary,  to

maintain  and  operate one or more market inventory  funds  as  a vehicle  to exchange securities among Discretionary and  Directed

Funds without alienating the property from the Trust;

         (h)  with  the consent of the Named Fiduciary,  to  loan

securities held in the Master Fund to brokers or dealers or other borrowers under such terms and conditions as the Trustee, in  its absolute discretion, deems advisable, to secure the same  in  any manner permitted by law and the provisions of this Agreement, and during the term of any such loan, to permit the loaned securities to  be transferred into the name of and voted by the borrowers or others,  and,  in  connection with the  exercise  of  the  powers hereinabove granted, to hold any property deposited as collateral by  the  borrower pursuant to any master loan agreement in  bulk,

either  as  provided  in paragraph (a) of  this  Section  7.2  or otherwise,  together  with  the unallocated  interests  of  other lenders, and to retain any such property upon the default of  the

borrower,   whether  or  not  investment  in  such  property   is

authorized  under  this  Agreement, and to  receive  compensation therefor out of any amounts paid by or charged to the account  of the borrower;

         (i)  to  enroll the Master Fund in a program  maintained

by  Bankers  to  permit  customer's accounts  to  participate  in dividend reinvestment plans offered by issuers of securities held in  accounts,  such as the Master Fund, in order to realize  upon the  discount  from  market  value offered  shareholders  without impact  on the managed assets in the Master Fund. and to  receive compensation therefor (including reimbursement for certain of its out-of-pocket  costs  associated therewith)  out  of  the  income received by the Master Fund from participation in such program;

         (j)  to  hold  uninvested cash awaiting  investment  and

such  additional  cash balances as it shall  deem  reasonable  or necessary,  without incurring any liability for  the  payment  of interest thereon; and

         (k)  generally, consistent with the provisions  of  this

Agreement   to  perform  all  acts  (whether  or  not   expressly

authorized  herein) which it may deem necessary and  prudent  for the protection of the assets of the Trust.

     7.3.  Limitation of Powers. The foregoing provisions of this

Article  V11  shall  not  be  deemed to  expand  the  permissible investments for any Investment Fund under Section 5.1 or to limit the  Named  Fiduciary's power to restrict the  exercise  of  such powers  by  an  Asset  Manager as provided  in  Section  4.3.  In addition, any powers conferred on the Trustee or any other  Asset

Manager thereunder may be suspended or revoked at any time by the

Named  Fiduciary upon notice to the Asset Manager or the Trustee,

as  the  case may be. Any oral notice hereunder shall be promptly confirmed  in  writing to the Trustee and the Asset Manager,  but the  Trustee  shall have no responsibility hereunder  unless  and until it has received notice in accordance with Section 15.6.



                         ARTICLE VIII

                   Records and Accounts of Trustee

     8.1.  Records  The Trustee shall keep accurate and  detailed accounts  of all investments, receipts, disbursements  and  other transactions  in  the  Master Fund and all  accounts,  books  and records relating thereto shall be open to inspection and audit at all  reasonable times during normal business hours by any  Person designated by the Named Fiduciary.

     8.2. Annual. Within ninety (90) days following the close  of each  Accounting Period, the Trustee shall file with the  Account

Party, in accordance with Section 15.6, a written account setting forth  the receipts and disbursements of the Master Fund and  the investments  and other transactions effected by it upon  its  own authority  or pursuant to the directions of any Person as  herein provided during the Accounting Period.

     8.3.  Periodic Account. If so required by the terms  of  any

Participating  Plan and agreed to by the Trustee,  within  thirty

(30)  days  following the close of each calendar month,  calendar quarter  or  other  time  period (but not  more  frequently  than monthly)  the  Trustee shall provide the Account Party  with,  in accordance  with  Section 15.6, a written account  for  any  such

Participating  Plan, setting forth the receipts and disbursements of  the  Master  Fund and the investments and other  transactions effected  by  it  upon  its  own authority  or  pursuant  to  the directions  of any Person as herein provided during such  period;

provided, however, that such written account shall be limited  to an  accounting of investments and transactions in the Master Fund and shall not affect the responsibilities of the parties, if any,

under Section 2.5 herein.

     8.4.  Account  Stated. Upon the expiration  of  ninety  (90)

days  from the date of filing its annual account with the Account

Party, the Trustee shall be forever released and discharged  from all  liability  and further accountability to  the  Company,  the

Account Party or any other Person with respect to the accuracy of such accounting and the propriety of all acts and failures to act of  the Trustee reflected in such account, except with respect to any  such  acts  or  transactions as to which the  Account  Party shall,  within such 90-day period, file with the Trustee specific written objections.

     8.5.  Judicial Accountings Nothing herein shall in  any  way limit the Trustee's right to bring any action or proceeding in  a court of competent jurisdiction to settle its account or for such other relief as it may deem appropriate.

     8.6.  Necessary Parties Except to the extent  that  Sections

502  and  5D4 of ERISA may provide otherwise, in order to protect the  Master Fund from the expense of litigation, no Person  other than  the  Company shall be a necessary party in  any  proceeding under  Section 8.5 or may require the Trustee to account  or  may institute  any other action or proceeding against the Trustee  or the Trust.



                          ARTICLE IX

                  Compensation. Taxes and Expenses

     9.1.  Compensation  and Expenses. Any expenses  incurred  by the  Trustee in connection with its administration of the  Master

Trust  including,  but not limited to, fees  for  legal  services rendered  to  the Trustee (whether or not rendered in  connection with  a judicial or administrative proceeding), such compensation to  the Trustee as shall be agreed upon from time to time between the  Trustee and an officer of the Company, and all other  proper charges and disbursements of the Trustee, shall be paid from  the

Master  Fund,  unless  paid  by  the  Company.  Anything  in  the preceding  sentence to the contrary notwithstanding, the  Company shall reimburse the Trustee for any such fees and expenses if for any reason such expenses are not paid out of the Master Fund. The

Trustee's  entitlement to reimbursement hereunder  shall  not  be affected by the resignation or removal of the Trustee or  by  the termination  of  the Trust. The Named Fiduciary  may  direct  the

Trustee  to  pay  from  the Master Fund any other  administration expenses  of  a Participating Plan Each direction to the  Trustee

under   this   Section  and  Section  9.3  shall   constitute   a

certification  by the Named Fiduciary that such direction  is  in accordance  with  applicable  law,  the  terms  of  any  relevant

Participating  Plan  and  the terms of this  Agreement,  and  the

Trustee  shall  have no duty to make any independent  inquiry  or investigation as to any of the foregoing before acting upon  such direction, or to see to the application of any moneys paid over.

     9.2.  Taxes. All taxes of any and all kinds whatsoever  that may be levied or assessed under existing or future laws, domestic or  foreign, upon the Master Fund or the income thereof shall  be paid from the Master Fund.

     The  Trustee shall notify the Named Fiduciary of  any  taxes that may be assessed. In the event that the Named Fiduciary shall determine that the taxes are not lawfully assessed, it may  elect to direct the Trustee at the expense of the Trust, or may itself,

contest such assessment.

     9.3.  Allocation. Any tax or expense paid  from  the  Master

Fund  hereunder which is determined by the Named Fiduciary to  be specifically  allocable  to  one  or  more  Investment  Funds  or

Participating Plans, as the case may be, shall be charged against such Investment Funds or the Share of such Participating Plan  or

Plans,  in  such proportions as the Named Fiduciary shall  direct the  Trustee.  Any  expense which is  allocable  to  all  of  the

Investment  Funds  or  all of the Participating  Plans  shall  be charged against the Master Fund as a whole.



                          ARTICLE X

                  Resignation or Removal of Trustee

     10.1. Resignation or Removal. The Trustee may be removed  by the  Company at any time upon ninety (90) days' notice in writing to  the  Trustee. The Trustee may resign at any time upon  ninety

(90) days' notice in writing to the Company.

     10.2.  Designation  of  a Successor.  Upon  the  removal  or resignation  of the Trustee, the Company shall either  appoint  a successor  trustee who shall have the same powers and  duties  as those  conferred upon the Trustee hereunder, and upon  acceptance of  such appointment by the successor trustee, the Trustee  shall assign,  transfer and pay over the Master Fund to such  successor trustee,  or  the  Company shall direct the  Trustee  to  assign.

transfer  and  payover the Master Fund to one or  more  insurance

companies   pursuant  to  insurance  contracts  issued   to   the

Participating  Plans. If, for any reason, the Company  cannot  or does not act promptly to appoint a successor trustee or designate an  insurance company in the event of the resignation or  removal of  the  Trustee, the Trustee may apply to a court  of  competent jurisdiction  for  the  appointment of a successor  trustee.  Any expenses  incurred by the Trustee in connection therewith  -shall be  charged  to  and paid from the Master Fund as an  expense  of administration.

     10.3  Reserve  for  Expenses. The Trustee is  authorized  to reserve  such amount as to it may doom advisable for payments  of its  fees and expenses in connection with the settlement  of  its account  or otherwise, and any balance of such reserve  remaining after the payment of such fees and expenses shall be paid over in accordance  with  the directions of the Company under  10.2.  The

Trustee  is  authorized to invest such reserves in any investment authorized under the terms of this Agreement appropriate for  the temporary investment of cash reserves of trusts.



                          ARTICLE X1

                   Withdrawal of Participating Plans

     11.1.  Event of Withdrawal. Upon receipt of notice from  the

Company  of  the termination (including any partial  termination)

and  distribution of the assets of a Participating Plan or of the withdrawal of any Participating Plan, or part thereof,  from  the

Trust, the Trustee shall segregate the share of the assets of the

Master  Fund  allocable  to  such  Participating  Plan,  or  part thereof, and shall dispose of such assets in accordance with  the directions of the Company.

     11.2.  Disqualification. The Company shall  promptly  notify the Trustee if any Participating Plan has been or is likely to be disqualified  under Section 401 of the Code. In that  event,  the

Share  of  such  Participating Plan shall be treated  as  a  Plan withdrawn pursuant to Section 11 1

     11.3. Approval of Appropriate Agencies. The Trustee may,  in

its   absolute  discretion,  condition  delivery,   transfer   or

distribution of any assets withdrawn from the Master  Fund  under

this   Article   XI  upon  the  Trustee's  receiving   assurances

satisfactory  to it that any notice which may be required  to  be given  under  ERISA or the Code to any Person, the Department  of

Labor or the Internal Revenue Service has been given, or that any filing  which  is  required  to  be  made  to  determine  that  a termination has not affected the qualification of a Participating

Plan has been made, and that any plan to which such assets are to be  transferred is a qualified plan under Section 401 (a) of  the

Code.   The   Trustee   shall  not  be  responsible   under   any

Participating  Plan  to give any such notice  or  make  any  such filings or maintain any records required under ERISA or the Code,

all  of  which,  for  purposes of this Agreement,  shall  be  the responsibility of the Company.



                          ARTICLE XII

                     Amendment or Termination

     12.  1.  Amendment.  Subject to  Section  1.4,  the  Company

reserves the right at any time and from time to time to amend, in whole  or in part, any or all of the provisions of this Agreement by  notice thereof in writing delivered to the Trustee; provided,

however,  no  amendment  which  affects  the  rights,  duties  or responsibilities  of the Trustee may be made  without  its  prior written consent.

     12.2.  Termination  Subject  to  Section  1.4,  the  Company

reserves  the  right  to terminate this Agreement  by  notice  in writing  thereof  delivered  to the  Trustee.  In  the  event  of termination, the Trustee shall dispose of the Master Fund,  after the  payment  of  or  other provision for  all  of  its  expenses

(including  any  compensation  to  which  the  Trustee   may   be

entitled). all in accordance with the written directions  of  the

Company.  In the event that termination results from the  removal of  the  Trustee  or  the withdrawal of all of the  Participating

Plans.  then such disposition shall be implemented in  accordance with  the  provisions of Article X or Article XI as the case  may

be.

     12.3. Trustee's Authority to Survive Termination. Until  the

final distribution of the Master Fund, the Trustee shall continue to  have  and  may  exercise all of the  powers  and  discretions conferred upon it by this Agreement.





                         ARTICLE XIII

                         Tender Offers

     13.1.  In General. In the event that any person (other  than the  Company or any affiliate thereof) shall make a public  offer for  Company  Stock  held in the Common Stock Fund,  the  Company undertakes to provide promptly a copy of the offer, and any other material information concerning such offer, to each Participating

Plan  participant (including, for the purposes  of  this  Article

XIII,  any  beneficiary  of a deceased participant)  who  has  an interest  in the Common Stock Fund with a form for furnishing  to the  Trustee timely instructions as to whether the Company  Stock allocated to participants' accounts for purposes of this  Article

XIII should be tendered. Each participant may elect that all, but not  less than all, of the Company Stock allocated to his account be  tendered by the Trustee on his behalf. Upon timely receipt of instructions  from a participant to so tender, the Trustee  shall tender  all  such  Company Stock allocated to such  participant's account.  Any Company Stock held by the Trustee as  to  which  it receives either no instruction or incomplete instructions from  a participant to whose account such stock is allocated shall not be tendered.  In  the  event that participants' instructions  cannot otherwise  be  returned to the Trustee in a timely  fashion,  the

Company  agrees  to collect and tabulate such instructions  in  a manner  that  will assure a confidential and accurate  tabulation and  timely  tender  by  the Trustee.  Any  securities  or  other property  received by the Trustee as a result of having  tendered

Company  Stock, as hereinabove provided, shall be held,  and  any cash  so  received  shall be invested in short term  investments,

pending  any further action which the Trustee may be required  or directed  to take pursuant to the Plan. Notwithstanding  anything in  this  Agreement  to the contrary, during the  period  of  any public  offer  for Company Stock, the Trustee shall refrain  from making  purchases  of  Company Stock  under  this  Agreement.  In addition  to any compensation or expenses provided under  Section

9.1, the Trustee shall be entitled to reasonable compensation and reimbursement  for its out-of-pocket expenses  for  any  services attributable to the duties and responsibilities described in this

Section 13. 1.

     13.2.  Trustee's Indemnification. In addition to  any  other claims  the Trustee may have under this Agreement or by law,  the

Company  hereby  agrees  to  hold the  Trustee  harmless  and  to indemnify  the  Trustee  from and against  any  and  all  losses,

claims,  damages, liabilities or expenses whatsoever  (including,

but  not limited to, any and all expenses reasonably incurred  in investigating, preparing or defending against any  litigation  or proceeding,  commenced or threatened, or any  claim  whatsoever),

(a)  arising out of, relating to or in connection with any public offer  of the kind referred to above, whether in respect  of  the solicitation  of directions from Participating Plan participants,

or  tabulating,  reporting  or acting  upon  such  directions  or otherwise,  or  (b)  arising out of  or  based  upon  any  untrue

statement   or   alleged  untrue  statement  contained   in   any

instrument,  document or other material furnished by  or  through the Company to Participating Plan participants, or otherwise used by  the  Company or authorized by it for use in respect  of,  any such public offer or arising out of or based upon an omission  or alleged  omission to state a material fact required to be  stated

or  necessary to make other statements made in any such  material not  misleading,  except, solely in the case  of  indemnification pursuant  to clause (a), for a loss, claim, damage, liability  or

expense  primarily  attributable  to  the  bad  faith  or   gross

negligence of the Trustee.



                           ARTICLE XIV

                           Authorities

     14.  1.  Company. Whenever the provisions of this  Agreement specifically  require or permit any action to be  taken  by  "the

Company",  such  action  must  be  authorized  by  the  Board  of

Directors.  Any resolution adopted by the Board of  Directors  or other  evidence of such authorization shall be certified  to  the

Trustee by the Secretary or an Assistant Secretary of the Company

under  corporate  seal,  and  the  Trustee  may  rely  upon   any

authorization so certified until revoked or modified by a further action  of  the  Board of Directors similarly  certified  to  the

Trustee.

     14.2.  Subsidiary  or  Affiliate.  Any  action  required  or permitted  to  be taken under this Agreement by a  subsidiary  or affiliate of the Company shall be given by the Board of Directors thereof in the manner described in Section 14.1.

     14.3.  Named  Fiduciary  and Committee.  The  Company  shall furnish  the Trustee from time to time with a list of  the  names and signatures of all Persons (other than the Company) authorized hereunder  (i) to receive accountings under Section 1.2(a);  (ii)

to   act  as  a  Named  Fiduciary-,  (iii)  as  members  of   the

Administrative  Committee; or (iv) in any  manner  authorized  to issue  orders, notices, requests, instructions and objections  to the  Trustee  pursuant to the provisions of this  Agreement.  Any such list and the form of the instructions shall be certified  to the  Trustee  by the Secretary or an Assistant Secretary  of  the

Company  (or  by the Secretary or an Assistant Secretary  of  any

subsidiary  or affiliate of the Company which, in the opinion  of counsel to the Company, has not delegated that authority  to  the

Company) and may be relied upon for accuracy and completeness  by the  Trustee Each such Person shall thereupon furnish the Trustee with a list of the names and signatures of those individuals,  if any,  who  are authorized, jointly or severally or otherwise,  to act  for  such Person hereunder, and the Trustee shall  be  fully protected in acting upon any notices or directions received  from any of them.

     14.4.  Investment Manager . The Named Fiduciary shall  cause each  Investment Manager to furnish the Trustee from time to time with  the  names  and signatures of those persons  authorized  to direct the Trustee on its behalf hereunder.

     14.5.    Form   of   Communications.   Any   agreement    or

understanding  between the Company and any Person  (including  an

Investment  Manager) or any other provision of this Agreement  to the  contrary notwithstanding, all notices, directions and  other communications  to  the Trustee shall be in writing  or  in  such other  form,  including transmission by electronic means  through the facilities of third parties or otherwise, specifically agreed to  in  writing  by  the  Trustee. The  Trustee  shall  be  fully protected  in  acting  in  accordance therewith,  but  shall  not thereby assume responsibility for the failure or breakdown of any such  means  of  communication not due to its own  negligence  or willful misconduct.

     14.6. Continuation of Authority. The Trustee shall have  the right  to  assume,  in  the  absence of  written  notice  to  the contrary,  that no event constituting a change in the composition or  authority  of  the  Named  Fiduciary  or  membership  of  the

Administrative  Committee or terminating  the  authority  of  any

Person, including any Investment Manager, has occurred

     14.7.  No  Obligation to Act on Unsatisfactory  Notice.  The

Trustee  shall  incur no liability under this Agreement  for  any failure  to  act pursuant to any notice, direction or  any  other communication  from  any Asset Manager, the  Company,  the  Named

Fiduciary, the Administrative Committee, or any other  Person  or the  designee  of  any  of them unless and until  it  shall  have received instructions in form specified in this Article XIV.



                          ARTICLE XV

                        General Provisions

     15.1 Governing Law.  To the extent that state law shall  not have  been preempted by the provisions of ERISA or any other  law of  the  United  States  heretofore or  hereafter  enacted,  this

Agreement shall be administered, construed and enforced according to the laws of the State of New York.

     15.2.   Entire   Agreement.   The   Trustee's   duties   and

responsibilities  to  any  Participating  Plan  or   any   Person

interested  therein  shall be limited to those  specifically  set forth  in this Agreement. No amendment to any Participating  Plan or  agreement or instrument affecting any Participating  Plan  or

any   other  document  shall  affect  the  Trustee's  duties   or

responsibilities hereunder without its prior written consent.

     15.3.  Mistake.  No mistake made in good faith  and  in  the exercise of due care in connection with the administration of the

Master  Fund  shall  be deemed to be a breach  of  the  Trustee's duties  if, promptly after discovery of the mistake, the  Trustee takes whatever action may be practicable in the circumstances  to remedy the mistake.

     15.4.  Reliance  on Experts. The Trustee  may  consult  with experts  (who  may be experts employed by the Company)  including legal  counsel,  appraisers,  pricing  services,  accountants  or actuaries,  selected  by it with due care  with  respect  to  the meaning  and  construction  of this Agreement  or  any  provision hereof, or concerning its powers and duties hereunder, and  shall be  protected for any action taken or omitted by it in good faith pursuant to or on the basis of the opinion of any such expert.

     15.5. Successor to the Trustee. Any successor, by merger  or otherwise, to substantially all of the trust business of  Bankers shall automatically and without further action become the Trustee hereunder,  subject to all the terms and conditions and  entitled to all the benefits and immunities hereof.

     15.6.  Notices.  All notices, reports. annual  accounts  and other  communications from the Trustee to the Company. the  Named

Fiduciary, Administrative Committee, Investment Manager,  or  any

other  Person shall be deemed to have been duly given if  mailed,

postage  prepaid.  or delivered in hand to  such  Person  at  its address  appearing on the records of the Trustee,  which  address shall  be filed with the Trustee at the time of the establishment of  the  Trust and shall be kept current thereafter by the  Named

Fiduciary.  All  directions, notices, statements, objections  and other communications to the Trustee shall be deemed to have  been given  when  received by the Trustee at its offices in  the  form provided in Article XIV.

     15.7. Plan Documents. The Named Fiduciary shall provide  the

Trustee with complete, current copies of all Participating  Plans and  the  most recent tax qualification letters relative thereto.

The  Trustee shall be entitled to rely upon the Named Fiduciary's attention  to  this  obligation and shall be  under  no  duty  to inquire  of  any Person as to the existence of any documents  not provided hereunder.

     15.8.   No   Waiver  Reservation  of  Rights.  The   rights,

remedies,   privileges  and  immunities  expressed   herein   are

cumulative  and  are  not exclusive, and  the  Trustee  shall  be entitled  to  claim  all other rights, remedies,  privileges  and immunities to which it may be entitled under applicable law.

     15.9  Descriptive Headings. The captions in  this  Agreement are  solely for convenience of reference and shall not define  or limit the provisions hereof.

     15.10  Spendthrift Provision. Except as may be  required  by law,  no  interest  or  claim of interest  of  any  kind  of  any participant  in  any Participating Plan under the  provisions  of this  Trust is assignable, nor may any such interest or claim  be subject  to  garnishment, attachment, execution or  levy  of  any kind,  and  no  attempt to transfer, assign, pledge or  otherwise encumber  or  dispose  of such interest  by  act  of  the  Person involved or by operation of law will be recognized.



                         ARTICLE XVI

                      Undertaking by Company

     16.1.  Undertaking In consideration of Bankers' agreeing  to enter  into  this Agreement, the Company hereby  agrees  to  hold harmless  Bankers,  individually and  as  Trustee,  and  Bankers'

directors, officers, and employees, from and against all amounts,

including   without   limitation   taxes,   expenses   (including

reasonable counsel fees), liabilities, Claims, damages,  actions,

suits  or other charges, incurred by or assessed against Bankers,

individually  or  as  Trustee,  or  its  directors,  officers  or employees  (i)  as  a direct or indirect result  of  any  act  or omission of any predecessor trustee or fiduciary appointed  under any  Participating Plan; (ii) as a direct or indirect  result  of anything done in good faith, or alleged to have been done, by  or on  behalf  of  Bankers in reliance upon the  directions  of  any

Investment Manager, the Administrative Committee, the Company, or

the  Named  Fiduciary, or anything omitted to  be  done  in  good faith,  or alleged to have been omitted, in the absence  of  such directions;  or  (iii)  as a direct or  indirect  result  of  the failure  of  the  Company, the Administrative Committee,  or  the

Named Fiduciary, directly or indirectly, to adequately, carefully and  diligently  discharge  its fiduciary  responsibilities  with respect to the Participating Plans.

     16.2.  Limitation  on Undertaking. Anything  hereinabove  to

the   contrary  notwithstanding,  the  Company  shall   have   no

responsibility  to Bankers under Section 16.1  (ii)  or  (iv)  if

Bankers knowingly participated in or knowingly concealed any  act or omission of any Person described therein knowing that such act or  omission  constituted  a breach of  such  Person's  fiduciary responsibilities,  or  if Bankers fails to  perform  any  of  the duties specifically undertaken by it under the provisions of this

Agreement in the manner herein provided, or if Bankers  fails  to act  in  conformity  with  duly given and  authorized  directions hereunder

     16.3.  Waiver  of Defense The Company expressly  waives  and shall  be  forever estopped from asserting as a  defense  against

Bankers, or any of its directors, officers or employees,  in  any action to enforce this undertaking that any one of them failed to discharge  any obligation he, she or it may have or to be  deemed

to   have  had  under  any  statute  governing  the  conduct   of

fiduciaries in following the directions of the Company, the Named

Fiduciary or Administrative Committee, the Investment Manager  or

any  Person duly authorized to act for any of them under  Article

XIV.

     16.4.  Survival of Undertakings. The Company further  agrees that  the undertakings made in this Article XVI shall be  binding on  its  successors  or  assigns and shall  survive  termination,

amendment or restatement of this Agreement, or the resignation or removal  of the Trustee, and that this Article shall be construed as  a  contract between the Company and the Trustee according  to the laws of the State of New York in effect from time to time.



     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this

Agreement  to be executed by their respective officers  thereunto duly  authorized and their corporate seals to be hereunto affixed and attested to as of the day and year first above written.



                             AMOCO FABRICS AND FIBERS COMPANY



                             By_________________________________

                                            (Title)



                             BANKERS TRUST COMPANY



                             By_________________________________

                                            (Title)







STATE OF NEW YORK ,

                    )SS.

COUNTY OF NEW YORK)



On the _____ day of _________, in the year two thousand, before me personally came ________________________ to me known , who being by me duly sworn, did depose and say:that he/she resides in__________ that he/she is the ____________ of BANKERS

TRUST  COMPANY,  the corporation described in and which  executed the  above  instrument;  that  he/she  knows  the  seal  of  said corporation;  that  the seal affixed to said instrument  is  such corporate seal; that it was so affixed by order of the  Board  of

Directors  of  said corporation, and that he/she  signed  his/her name thereto by like order.



Notary Public



                          APPENDIX A .



Participating Plans in the Amoco Fabrics and Fibers Company

Master Trust:

1. Amoco Fabrics and Fibers Company Hourly 401 (k) Savings Plan

2. Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan



                          APPENDIX B



Investment funds the Master Fund is held and invested in:

1. Bankers Trust Company's Money Market Fund

2. Bankers Trust Company's Balanced Fund

3. Bankers Trust Companys Equity Index Fund

4. A fund consisting of the Common Stock of Amoco
   Corporation purchased by the Trustee or distributed by the Company to the extent permitted by the Participating
   Plans.


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